EXHIBIT  23.1

                           Larry O'Donnell , CPA, P.C.
                            2228 Souht Fraiser Street
                                     Unit 1
                             Aurora, Colorado  80014
                                 (303) 745-4545


CONSNET  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANT

I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Telecommunication Products, Inc., in any related Prospectus, of my auditor's report, dated July 8, 2003 accompanying the financial statements of Telecommunication Products, inc., included in their annual report on Form 10-KSB for the year ended march 31, 2003



/s/ Larry O'Donnell
---------------------
Larry  O'Donnell,  CPA,  P.C.
June  8,  2004